EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-__) on Form S-8 of Aemetis, Inc. of our report dated March 16, 2017, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Des Moines, Iowa
March 16, 2017